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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

               We consent to the incorporation by reference in the Registration Statement of Quintiles Transnational Corp. on Form S-8, pertaining to the various Quintiles and Envoy employee stock option and incentive plans, of our report dated January 26, 1998, except for Note 3, as to which the date is January 25, 1999, with respect to the consolidated financial statements of Quintiles Transnational Corp., included in its Current Report on Form 8-K dated January 27, 1999 filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP

Raleigh, North Carolina
March 25, 1999